UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 18, 2007

HEALTHWAYS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-19364	62-1117144
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3841 Green Hills Village Drive Nashville, Tennessee	37215
(Address of principal executive offices)	(Zip Code)

(615) 665-1122

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On July 16, 2007 Healthways, Inc. entered into a third amendment to its Third Amended and Restated Revolving Credit and Term Loan Agreement dated as of December 1, 2006 to increase the limit on repurchases of its common stock from $50 million to $100 million. A copy of the amendment is attached hereto as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits:

Exhibit 10.1

Third Amendment to Third Amended and Restated Revolving Credit and Term Loan Agreement, dated July 16, 2007 by and among Healthways, Inc., various lenders, and SunTrust Bank, as Administrative Agent, Issuing Bank and Swingline Lender

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHWAYS, INC.

By:	/s/ Alfred Lumsdaine
Alfred Lumsdaine
Senior Vice President and Corporate Controller

Date: July 18, 2007

EXHIBIT INDEX

Exhibit 10.1

Third Amendment to Third Amended and Restated Revolving Credit and Term Loan Agreement, dated July 16, 2007 by and among Healthways, Inc., various lenders, and SunTrust Bank, as Administrative Agent, Issuing Bank and Swingline Lender